As filed with the U.S. Securities and Exchange Commission on August 5, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Enovix Corporation
(Exact name of registrant as specified in its charter)

Delaware	85-3174357
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
3501 W. Warren Avenue
Fremont, CA 94538
Telephone: (510) 695-2350
(Address of principal executive offices, including zip code)

Enovix Corporation 2021 Equity Incentive Plan
Enovix Corporation 2021 Employee Stock Purchase Plan
(Full titles of the plans)

Dr. Raj Talluri
President and Chief Executive Officer
Enovix Corporation
3501 W. Warren Avenue
Fremont, CA 94538
Telephone: (510) 695-2350
(Name, address and telephone number, including area code, of agent for service)

Copies to:

Arthi Chakravarthy	Michael Penney
Chief Legal Officer	Arnold & Porter Kaye Scholer LLP
Enovix Corporation	250 West 55th Street
3501 W. Warren Avenue	3175 Hanover Street
Fremont, CA 94538	New York, NY 10019-9710
Telephone: (510) 695-2350	(212) 836-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
Enovix Corporation (the “Registrant”) is filing this Registration Statement for the purpose of registering (i) an additional 6,695,705 shares of the Registrant’s common stock, par value $0.0001 per share (“Common Stock”), to be issued pursuant to the Registrant’s 2021 Equity Incentive Plan (the “2021 Plan”) and (ii) an additional 1,673,926 shares of Common Stock to be issued pursuant to the Registrant’s 2021 Employee Stock Purchase Plan (the “2021 ESPP”). The shares of Common Stock being registered pursuant to this Registration Statement are the same class as, and in addition to, other securities for which the Registration Statements on Form S-8 were filed with the Securities and Exchange Commission (the “SEC”) on September 23, 2021 (File No. 333-259730), August 24, 2022 (File No. 333-267050), and August 9, 2023 (File 333-273847) (collectively, the “Prior Registration Statements”). Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements, to the extent relating to the registration of Common Stock issuable under the 2021 Plan and the 2021 ESPP, are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.
PART II
ITEM 3.    INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The following documents filed by Enovix Corporation (the “Registrant”) with the SEC are incorporated by reference into this Registration Statement:
(a)    the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on February 29, 2024;
(b)    the information specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 from the Registrant’s definitive proxy statement on Schedule 14A, filed with the SEC on April 29, 2024, including the supplement thereto, filed with the SEC on June 5, 2024;
(c)    the Registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2024 and June 30, 2024 filed with the SEC on May 7, 2024 and August 5, 2024, respectively;
(d)    all other reports filed pursuant to Section 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Annual Report (other than information furnished rather than filed); and
(e)    the description of the Registrant’s Common Stock that is contained in Exhibit 4.4 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended January 2, 2022, including any amendment or supplements thereto.

ITEM 8.    EXHIBITS

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation of Enovix Corporation.	8-K	001-39753	3.1	July 19, 2021
4.2	Amended and Restated Bylaws of Enovix Corporation.	8-K	001-39753	3.2	July 19, 2021
4.3	Specimen Common Stock Certificate.	S-4/A	333-253976	4.5	June 21, 2021
5.1*	Opinion of Arnold & Porter Kaye Scholer LLP.
23.1*	Consent of Deloitte & Touche LLP, independent registered public accounting firm.
23.2*	Consent of Arnold & Porter Kaye Scholer LLP (included in Exhibit 5.1 hereto).
24.1*	Power of Attorney (included on signature page hereto).
99.1	2021 Equity Incentive Plan.	8-K	001-39753	10.2	July 19, 2021
99.2	Form of Stock Option Agreement, Notice of Exercise and Stock Option Grant Notice under the 2021 Equity Incentive Plan.	S-4/A	333-253976	10.11	June 21, 2021
99.3	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement under the 2021 Equity Incentive Plan.	S-4/A	333-253976	10.12	June 21, 2021
99.4	Forms of Restricted Stock Unit Grant Notice for Long-Term Incentive Plan Award and Restricted Stock Unit Award Agreement under the 2021 Equity Incentive Plan.	10-Q	001-39753	10.1	August 16, 2022
99.5	Form of Global RSU Award Grant Notice under the 2023 Long-Term Incentive Plan	10-Q	001-39753	10.7	May 5, 2023
99.6	2021 Employee Stock Purchase Plan.	8-K	001-39753	10.5	July 19, 2021
99.7	Form of 2024 Performance Stock Unit Award Grant Notice and Agreement under the 2021 Equity Incentive Plan	10-Q	001-39753	10.2	May 7, 2024
107*	Filing Fee Table.

* Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on this 5th day of August, 2024.

ENOVIX CORPORATION

By:	/s/ Raj Talluri
Dr. Raj Talluri
President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dr. Raj Talluri and Farhan Ahmad, and each of them, as their true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Raj Talluri	President and Chief Executive Officer and Director (Principal Executive Officer)	August 5, 2024
Dr. Raj Talluri

/s/ Farhan Ahmad	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 5, 2024
Farhan Ahmad

/s/ Thurman John Rodgers	Chairman of the Board of Directors	August 5, 2024
Thurman John Rodgers

/s/ Betsy Atkins	Director	August 5, 2024
Betsy Atkins

/s/ Pegah Ebrahimi	Director	August 5, 2024
Pegah Ebrahimi

/s/ Bernard Gutmann	Director	August 5, 2024
Bernard Gutmann

/s/ Joseph Malchow	Director	August 5, 2024
Joseph Malchow

/s/ Gregory Reichow	Director	August 5, 2024
Gregory Reichow

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